UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): February 21, 2018

RAIT Financial Trust

(Exact name of registrant as specified in its charter)

Maryland	1-14760	23-2919819
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

Two Logan Square, 100 N. 18th Street, 23rd Floor, Philadelphia, Pennsylvania		19103
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (215) 207-2100

N/A

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers, Compensatory Arrangements of Certain Officers.

(b)    On February 21, 2018, Scott L.N. Davidson, the Chief Executive Officer and President of RAIT Financial Trust, a Maryland real estate investment trust (“RAIT”), pursuant to his previously disclosed Employment Agreement with RAIT, dated November 1, 2016 (the “SD Employment Agreement”), provided 60 days prior written notice to the Board of Trustees of RAIT (the “Board”) of his intent to resign from his employment with RAIT for “Good Reason” (as defined in the SD Employment Agreement). While RAIT and Mr. Davidson have each reserved their respective rights as to whether “Good Reason” exists, they have agreed to waive the 60 day notice period, pursuant to a Separation Agreement entered into between Mr. Davidson and RAIT as of February 27, 2018 (the “Separation Agreement”). Under the Separation Agreement, Mr. Davidson’s employment with RAIT will terminate effective February 28, 2018, at which time he also will resign as a member of the Board. Pursuant to the Separation Agreement, Mr. Davidson affirmed that his resignation as a trustee was not because of any disagreement with RAIT relating to RAIT’s operations, policies or practices. The Separation Agreement provides that, prior to Mr. Davidson’s resignation, he will also be paid $720,000, which is the estimated amount of the 2017 annual cash bonus to which he would have been entitled had he remained employed during the 60 day notice period.

(c)    Effective upon Mr. Davidson’s resignation, the Board has appointed John J. Reyle to serve as Interim Chief Executive Officer and Interim President of RAIT. Mr. Reyle will also continue to serve as RAIT’s General Counsel, a role in which he has served since February 2017. Prior to becoming RAIT’s General Counsel, Mr. Reyle served as RAIT’s senior managing director—chief legal officer from January 2015 to February 2017, as RAIT’s senior vice president—corporate counsel from January 2014 to December 2014, as RAIT’s vice president—corporate counsel from May 2012 to December 2013 and as RAIT’s corporate counsel from August 2009 to May 2012. Prior to joining RAIT, Mr. Reyle was an associate in the real estate legal departments of Ledgewood, P.C., a law firm, from October 2005 to February 2009, and Cozen O’Conner, P.C., a law firm, from August 2004 to October 2005. During that time, Mr. Reyle concentrated his practice in the area of commercial real estate representing a variety of clients in connection with real estate-based financing, acquisitions and dispositions of commercial real estate, commercial leasing matters, real estate development and basic corporate transactions related to the foregoing.

RAIT and Mr. Reyle are parties to a previously disclosed Employment Agreement, dated April 21, 2017 (the “JR Employment Agreement”). In connection with Mr. Reyle’s appointment as Interim Chief Executive Officer and Interim President, RAIT and Mr. Reyle entered into a letter agreement (“Letter Agreement”) pursuant to which Mr. Reyle will receive an increased annual base salary of $500,000 during the term of his appointment as Interim Chief Executive Officer and Interim President of RAIT. Upon the termination of Mr. Reyle’s appointment as Interim Chief Executive Officer and Interim President by the Board, his salary will be reduced to $390,000. Except for the increase to his salary, Mr. Reyle will continue to be employed pursuant to the terms of the JR Employment Agreement. There are no arrangements or understandings between Mr. Reyle and any other person pursuant to which Mr. Reyle was appointed to serve as RAIT’s Interim Chief Executive Officer and Interim President. Mr. Reyle does not have any family relationship with any trustee or other executive officer of RAIT or any person nominated or chosen by RAIT to become a trustee or executive officer. Since the beginning of RAIT’s last fiscal year to the effective date of Mr. Reyle’s appointment as RAIT’s Interim Chief Executive Officer and Interim President, neither Mr. Reyle nor any member of his immediate family has been a participant, nor has Mr. Reyle or any member of his immediate family had any direct or indirect material interest, in any transaction in which RAIT was or is to be a participant and the amount involved exceeded or exceeds $120,000.

In addition, on February 26, 2018, RAIT entered into a Non-Executive Chairman Agreement (the “Chairman Agreement”) with Michael J. Malter, Chairman of the Board. Under the Chairman Agreement, Mr. Malter will assume additional responsibilities as the independent, non-executive Chairman of the Board in connection with RAIT’s on-going assessment of its financial performance and financial needs. As compensation for his performance of such additional responsibilities, Mr. Malter will receive a monthly fee in the amount of $62,500. Mr. Malter will also receive a cash payment in the amount of $75,000 for the pro-rated portions of accrued but unpaid compensation due to him for his service as Chairman of the Board prior to the effective date of the Chairman Agreement.

(e)    The disclosures included in clauses (b) and (c) above with respect to changes to Mr. Davidson’s and Mr. Reyle’s compensatory arrangement, respectively, are incorporated herein by reference.

Item 7.01.	Regulation FD Disclosure

RAIT has engaged a financial advisor, M-III Advisory Partners, LP, to advise and assist RAIT in its on-going assessment of its financial performance and financial needs.

The information included in this Current Report on Form 8-K under Item 7.01 is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to liabilities of that Section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RAIT FINANCIAL TRUST

Date: February 27, 2018	By:	/s/ Alfred J. Dilmore
	Name:	Alfred J. Dilmore
	Title:	Interim Chief Financial Officer, Interim Treasurer and Chief Accounting Officer